UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/22/2010

NUTRI SYSTEM INC DE
(Exact name of registrant as specified in its charter)

Commission File Number:  0-28551

DE	23-3012204
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Fort Washington Executive Center
600 Office Center Drive
Fort Washington, PA 19034
(Address of principal executive offices, including zip code)

215 706 5300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Performance Award Program

As previously reported, on March 30, 2010, the Compensation Committee of the Company's Board of Directors (the "Committee") approved a three year performance award program (the "Performance Award Program") providing for grants of performance-based restricted share units ("Performance RSUs") under the Company's 2008 Long Term Incentive Plan (the "Plan"), with vesting based on: (1) annual performance goals for 2010, 2011 and 2012, which are intended to qualify as "performance-based compensation" under Section 162(m) of the Internal Revenue code of 1986, as amended, and (2) continued employment through March 1, 2013; subject to the terms and conditions set forth in the grant agreement for such Performance RSUs and the Plan. At that time the Committee approved the aggregate target amount of Performance RSUs for the persons listed below, and granted a one-third tranche as the target amount (the "Target Amount") for the achievement of 2010 performance goals.

Under the Performance Award Program, on September 22, 2010, the Committee granted the second tranche of Performance RSUs as the Target Amount for the achievement of 2011 performance goals (to be established by the Committee by March 31, 2011), and the third tranche of Performance RSUs as the Target Amount for the achievement of 2012 performance goals (to be established by the Committee by March 31, 2012), as set forth in table below. At final vesting, a holder of Performance PSUs is eligible to receive common stock equal to 200% of the Target Amount based upon achievement at the maximum performance level, 100% of the Target Amount based upon achievement at the target performance level, and 50% of the Target Amount based upon achievement at the threshold performance level, with nothing below threshold, and interpolation between threshold and target, and between target and maximum. Performance RSUs earned upon the achievement of 2011 and 2012 performance goals will vest upon the continued employment of the participant through March 1, 2013, subject to the terms and conditions set forth in the grant agreement for such Performance RSUs and the Plan.

                Target Amounts of Performance Restricted Share Units(1)

Name                                 2011 Performance Period    2012 Performance Period

Joseph M. Redling                                33,333                                33,334

Chairman, President and Chief Executive Officer

David D. Clark                                       3,333                                   3,334

Executive Vice President, Chief Financial Officer and Treasurer

Chris Terrill                                           3,333                                    3,334

Executive Vice President, E-Commerce and Chief Marketing Officer

Scott A. Falconer                                  3,333                                    3,334

Executive Vice President, Operations

(1) The Target Amounts granted March 30, 2010 under the Performance Award Program for the 2010 performance period were 33,333 for Mr. Redling and 3,333 for Messrs. Clark, Terrill and Falconer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUTRI SYSTEM INC DE

Date: September 24, 2010	By:	/s/ David D. Clark
David D. Clark
Chief Financial Officer